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                                                                  Exhibit 10.12
                              BLACKHAWK STATE BANK
                               OFFICER BONUS PLAN


1.       Purpose

         The purpose of a Blackhawk State Bank (the "Bank") Officer Bonus Plan (the "Bonus Plan") is to provide annual incentive bonuses to certain officers who contribute significantly to the performance of Blackhawk State Bank and its holding company, Blackhawk Bancorp, Inc. (the "Holding Company"). The Bonus Plan is intended to reinforce corporate goals and enhance the ability of the Bank to attract and retain officers of superior managerial ability and to motivate them to use their best efforts towards the Bank's and Holding Company's progress and profitability.

2.       Definitions

         "Compensation Committee" means the salary and compensation committee of the Board of Directors of the Holding Company and the Bank.

         "Executive Committee" means the executive committee of the Board of Directors of the Holding Company and the Bank.

         "Covered Officer" means an officer of the Bank and/or Holding Company designated by the Compensation Committee to be covered by this Bonus Plan, from time to time.

         "Base Salary" of a Covered Officer means the annual salaried earnings, exclusive of incentive earnings, bonuses, imputed income attributable to employee benefits, stock option grants, and the like, but shall include any voluntary salary reductions such as savings plan contributions.

3.       Choosing the Covered Officers

         The President of the Bank shall, at the beginning of each calendar year, recommend to the Compensation Committee, and by January 31 the Compensation Committee shall designate the Bank and/or Holding Company officers who will be the Covered Officers for that current year. Until designated otherwise by the Compensation Committee, the following Bank officers shall be covered by the Covered Officer:

         Chief Executive Officer


                 President

         Senior Officers

                 Executive Vice President
                 Senior Vice President
                 Vice President - Commercial Lending

         Other Officers

                 Vice President - Lending
                 Assistant Vice President
                 Cashier






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                 Trust Officer
                 Assistant Cashiers

4.       Establishing Bonus Limits

         By January 31 of each year, based upon the recommendation of the President of the Bank, the Compensation Committee shall establish the maximum potential bonus for each Covered Officer, stated as a percentage of Base Salary. Until designated otherwise by the Compensation Committee, the maximum potential bonus ("Maximum Potential Bonus") for the Covered Officers shall be as follows:

                                                                    Maximum Potential
                                                                    Bonus as a % of
                 Covered Officers                                   Base Salary
                 ----------------                                   -----------------
         President                                                        50%
         Executive Vice President                                         20%
         Senior Vice President                                            20%
         Vice President - Commercial Lending                              20%
         Vice President - Lending                                         15%
         Assistant Vice President                                         15%
         Cashier                                                          15%
         Trust Officer                                                    15%
         Assistant Cashiers                                               15%

         The actual bonus shall be comprised of bonuses earned for achieving both corporate performance goals and individual performance goals, as otherwise explained in this Bonus Plan, however, shall not exceed the Maximum Potential Bonus.

5.       Criteria for Awarding  Bonuses

         The criteria for the awarding of bonuses shall be based upon the achievement of certain corporate performance goals and certain individual performance goals. The corporate performance goals shall be based upon the audited consolidated financial results of the Bank and Holding Company.

         Each Covered Officer's bonus shall be given a weighted mix, based upon
a) the achievement of corporate performance goals, and b) the achievement of individual performance goals; both to be stated as a percentage of the Maximum Potential Bonus, with the Maximum Potential Bonus representing 100 percent.

         The weighted mix between corporate performance goals and individual performance goals for each Covered Officer, stated as a percentage of the Maximum Potential Bonus, until designated otherwise by the Compensation Committee, is as follows:

         o       CEO and Senior Officers

                 - 80 percent of the Maximum Potential Bonus shall be based upon corporate performance goals; and

                 - 20 percent of the Maximum Potential Bonus shall be based upon individual performance goals

         o       Other Officers






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                 -        60 percent of the Maximum Potential Bonus shall be
                          based upon corporate performance goals; and

                 - 40 percent of the Maximum Potential Bonus shall be based upon individual performance goals

6.       Establishing Performance Goals

         A.      Corporate Performance Goals

                 On or before January 31 of each year, the Executive Committee shall establish the corporate performance goals for that current year. The corporate performance goals shall be made up of two parts, which are as follows:

                 (i) Fifty percent of the corporate performance goals shall be based upon the current year's Return on Assets ("ROA"), (the average ROA during the year for the consolidated statement of the Bank and the Holding Company); and

                 (ii) Fifty percent of the corporate performance goals shall be based upon the Profit Plan, which includes the consolidated (Bank and Holding Company) operating budget for revenues and expenses, and is defined as the annual profitability level (excess of revenues over expenses).

                 By January 31 of each year, the Executive Committee shall establish the Minimum ROA achievement level and the Target ROA achievement level, and shall establish a Minimum Profit Plan achievement level and a Target Profit Plan achievement level.





Example:

                                             Minimum ROA                       Target ROA
                                          Achievement Level                Achievement Level
                                          -----------------                -----------------
                 ROA                             .90                               .99
                                        Minimum Profit Plan               Target Profit Plan
                                         Achievement Level                Achievement Level
                                         -----------------                -----------------
                 Profit Plan                  $1,260,000                       $1,386,000

         If the Minimum ROA achievement level is reached, 50 percent of the bonus allocated to the ROA portion of the bonus allocated to the ROA portion of the corporate performance goal bonus shall be earned, and if the Target ROA achievement level is reached, 100 percent shall be earned. If the ROA falls in between the Minimum ROA achievement level and the Target ROA achievement level, the bonus shall be pro-rated, on a proportionate basis. For example, if the actual performance falls halfway between the Minimum ROA achievement level and the Target ROA achievement level, the bonus will be 75 percent of the maximum bonus allocated to the ROA portion.

         By the same token, if the Minimum Profit Plan achievement level is reached, 50 percent of the bonus allocated






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to the Profit Plan portion of the corporate performance goal bonus shall be earned, and if the Target Profit Plan achievement level is reached, 100 percent shall be earned. If the Profit Plan falls in between the Minimum Profit Plan achievement level and the Target Profit Plan achievement level, the bonus shall be pro-rated, on a proportionate basis.

         B.      Individual Performance Goals

                 Individual performance goal bonuses may be earned, regardless of whether any of the corporate performance goals are achieved.

                 At the beginning of each year the President of the Bank shall recommend, and by January 31 the Compensation Committee shall determine, the individual performance goals for each Covered Officer (at least two goals for each) for the current year. The individual performance goal shall have only one degree of achievement established for each goal; you either achieve it, or you receive no bonus allocated to that performance goal.

                 In calculating this, the maximum bonus allocated to the individual performance goal portion of the total bonuses shall first be divided by the number of goals specified for that Covered Officer.

                 If, for example, there are three goals for a Covered Officer, first the maximum bonus available for individual performance goals shall be ascertained and divided by three. Next, the bonus for each of the three goals shall be calculated, based upon whether each goal was achieved.

                 By march 15 of each year, after receiving recommendations from the President of the Bank, the Compensation Committee shall determine, for each Covered Officer, whether each of the performance goals for the preceding year has or has not been achieved.

7.       Payment of Bonuses

         All bonuses to be paid under this Bonus Plan for each year shall be paid by April 15 of the following year. The ROA and Profit Plan shall be determined from the audited financial statements for the year in question.

8.       Termination of Employment

         A.      Death

                 In the event of the death of a Covered Officer, the estate of the Covered Officer shall be paid the maximum bonus allocated to individual performance goals, as if the year were completed and all of the goals achieved, plus any bonus which would have been earned for achieving corporate performance goals, if the Covered Officer had lived through the year end.

         B.      Disability

                 In the event of the disability of a Covered Officer, the bonus allocated to individual performance goal achievement and the bonus allocated to corporate performance goal achievement shall be calculated in the same manner as for other Covered Officers; and the disabled Covered Officer shall be paid a pro-rata portion of the bonus, based upon the percentage of the year he or she actually worked.

         C.      Voluntary Termination

                 In the event of voluntary termination before the end of the year, a Covered Officer shall not






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be paid any bonus under this Bonus Plan for such year.

         D.      Involuntary Termination

                 In the event of the involuntary termination of a Covered Officer, the bonus allocated to individual performance goal achievement and the bonus allocated to corporate performance goal achievement shall be calculated in the same manner as for other Covered Officers, and the involuntarily terminated Covered Officer shall be paid a pro-rata portion of the bonus, based upon the percentage of the year he or she actually worked.

         E.      Retirement

                 In the event of the retirement of a Covered Officer, the bonus allocated to individual performance goal achievement and the bonus allocated to corporate performance goal achievement shall be calculated in the same manner as for other Covered Officers, and the retired Covered Officer shall be paid a pro-rata portion of the bonus, based upon the percentage of the year he or she actually worked.

9.       Employment Rights of Covered Officers

         Nothing in this Plan shall interfere with or limit in any way the right of the Bank and/or Holding Company to terminate any Covered Officer's employment at any time.

10.      Administration of the Bonus Plan

         The Compensation Committee shall be responsible for the administration of the Bonus Plan. The Compensation Committee shall, in its own judgment, and its decision in this regard shall be final, interpret this Bonus Plan if there are any disputes, or questions of Bonus Plan construction.

         Any rules and regulations adopted by the Compensation Committee relating to the administration of the Bonus Plan shall be conclusive and binding on all parties.

11.      Amendment, Modifications, Termination of the Bonus Plan

         The Board of Directors of the Bank and of the Holding Company, upon recommendation of the Compensation Committee, at any time, may terminate, amend or modify the Bonus Plan; however, no amendment, modification or termination which occurs after January 31 of any year, may reduce the bonus which would have otherwise been paid to a Covered Officer during such year, if the amendment, modification or termination had not occurred.

         Amendments and/or modifications and/or terminations may be made with or without prior notice to the Covered Officers.






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February 13,1991


ADDENDUM TO BSB OFFICER BONUS PLAN

This addendum, passed by unanimous vote of the Directors at the regularly scheduled meeting held February 13, 1991, is to clarify 6B Individual Performance Goals. The clarification addresses who shall approve the individual goals of the President and determine if they were achieved.

"At the beginning of each year the President of the Bank will submit his individual goals for the current year to the Executive Committee for approval by January 31st.

My March 15th of the following year, the Executive Committee shall determine if the individual goals for the preceding year have or have not been achieved. This information will then be forwarded to the Compensation Committee."